
<ARTICLE> 5
<LEGEND>
Financial Data Schedule - Exhibit 27
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               MAR-31-1998
<CASH>                                              36
<SECURITIES>                                         0
<RECEIVABLES>                                     1019
<ALLOWANCES>                                        26
<INVENTORY>                                        321
<CURRENT-ASSETS>                                  1519
<PP&E>                                            8356
<DEPRECIATION>                                    3670
<TOTAL-ASSETS>                                    7993
<CURRENT-LIABILITIES>                             1343
<BONDS>                                           3013
<PREFERRED-MANDATORY>                               75
<PREFERRED>                                          0
<COMMON>                                             2
<OTHER-SE>                                        2141
<TOTAL-LIABILITY-AND-EQUITY>                      7993
<SALES>                                           1201
<TOTAL-REVENUES>                                  1201
<CGS>                                              697<F1>
<TOTAL-COSTS>                                      697<F1>
<OTHER-EXPENSES>                                   115<F1>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                  65
<INCOME-PRETAX>                                    149
<INCOME-TAX>                                        38
<INCOME-CONTINUING>                                111
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                       102
<EPS-PRIMARY>                                      .65<F2>
<EPS-DILUTED>                                      .62<F2>

<F1>Cost of goods sold and total costs are exclusive of depreciation and amortization which is shown on the other expense line in the Financial Data Schedule.
<F2>Effective in 1997, SFAS No. 128 established new standards for computing and presenting earnings per share (EPS). In the Financial Data Schedule, Praxair's Basic EPS is presented on the "EPS-Primary" line and Diluted EPS is presented on the "EPS-Diluted" line. Diluted EPS is consistent with Praxair's previously disclosed amounts.

